As filed with the Securities and Exchange Commission on December 13, 2023

Registration No. 33-07160

Registration No. 33-23182

Registration No. 33-41995

Registration No. 33-50160

Registration No. 033-61493

Registration No. 333-12237

Registration No. 333-39936

Registration No. 333-51162

Registration No. 333-66766

Registration No. 333-91148

Registration No. 333-118314

Registration No. 333-143080

Registration No. 333-152827

Registration No. 333-167462

Registration No. 333-167461

Registration No. 333-183206

Registration No. 333-197925

Registration No. 333-206219

Registration No. 333-219911

Registration No. 333-251430

Registration No. 333-264377

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Post-Effective Amendment No. 1 to Registration No. 33-07160

Post-Effective Amendment No. 1 to Registration No. 33-23182

Post-Effective Amendment No. 1 to Registration No. 33-41995

Post-Effective Amendment No. 1 to Registration No. 33-50160

Post-Effective Amendment No. 1 to Registration No. 033-61493

Post-Effective Amendment No. 1 to Registration No. 333-12237

Post-Effective Amendment No. 1 to Registration No. 333-39936

Post-Effective Amendment No. 1 to Registration No. 333-51162

Post-Effective Amendment No. 1 to Registration No. 333-66766

Post-Effective Amendment No. 1 to Registration No. 333-91148

Post-Effective Amendment No. 1 to Registration No. 333-118314

Post-Effective Amendment No. 1 to Registration No. 333-143080

Post-Effective Amendment No. 1 to Registration No. 333-152827

Post-Effective Amendment No. 1 to Registration No. 333-167462

Post-Effective Amendment No. 1 to Registration No. 333-167461

Post-Effective Amendment No. 1 to Registration No. 333-183206

Post-Effective Amendment No. 1 to Registration No. 333-197925

Post-Effective Amendment No. 1 to Registration No. 333-206219

Post-Effective Amendment No. 1 to Registration No. 333-219911

Post-Effective Amendment No. 1 to Registration No. 333-251430

Post-Effective Amendment No. 1 to Registration No. 333-264377

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Computer Task Group, Incorporated

(Exact name of registrant as specified in its charter)

New York	16-0912632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Corporate Parkway - Suite 214N

Amherst, New York 14226

(Address of principal executive offices, including zip code)

Computer Task Group, Incorporated 1991 Employee Stock Option Plan

Computer Task Group, Incorporated Nonqualified Key Employee Deferred Compensation Plan

Computer Task Group, Incorporated 2000 Equity Award Plan

Computer Task Group, Incorporated 401(k) Retirement Plan

Computer Task Group, Incorporated First Employee Stock Purchase Plan

(as amended September 16, 2021)

Computer Task Group, Incorporated 2010 Equity Award Plan

Computer Task Group, Incorporated 2020 Equity Award Plan

(Full title of the plan)

Peter P. Radetich, Esq.

Computer Task Group, Incorporated

300 Corporate Parkway - Suite 214N

Amherst, New York 14226

(716) 882-8000

(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (“Post-Effective Amendments”) filed by Computer Task Group, Incorporated (the “Registrant”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), which have been previously filed with the Securities and Exchange Commission (the “SEC”), to deregister any and all shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

•	Registration Statement on Form S-8 (File No. 33-07160), which was filed with the SEC on July 14, 1986.

•	Registration Statement on Form S-8 (File No. 33-23182), which was filed with the SEC on July 20, 1988.

•	Registration Statement on Form S-8 (File No. 33-41995), which was filed with the SEC on July 31, 1991.

•	Registration Statement on Form S-8 (File No. 33-50160), which was filed with the SEC on July 29, 1992.

•

Registration Statement on Form S-8 (File No. 033-61493), which was filed with the SEC on August 1, 1995, pertaining to the registration of 500,000 shares of Common Stock, issuable under the Computer Task Group, Incorporated 1991 Employee Stock Option Plan (the “1991 ESOP”), and the registration of 100,000 shares of Common Stock, issuable under the Computer Task Group, Incorporated Nonqualified Key Employee Deferred Compensation Plan, as amended and restated (the “NKEDCP”).

•

Registration Statement on Form S-8 (File No. 333-12237), which was filed with the SEC on September 18, 1996, pertaining to the registration of 750,000 shares of Common Stock, issuable under the 1991 ESOP.

•

Registration Statement on Form S-8 (File No. 333-39936), which was filed with the SEC on June 22, 2000, pertaining to the registration of 2,000,000 shares of Common Stock, issuable under the Computer Task Group, Incorporated 2000 Equity Award Plan, as amended and restated (the “2000 EAP”).

•

Registration Statement on Form S-8 (File No. 333-51162), which was filed with the SEC on December 1, 2000, pertaining to the registration of 2,000,000 shares of Common Stock, issuable under the Computer Task Group, Incorporated 401(k) Retirement Plan, as amended and restated (the “2000 401(k) Plan”).

•

Registration Statement on Form S-8 (File No. 333-66766), which was filed with the SEC on August 3, 2001, pertaining to the registration of 500,000 shares of Common Stock, issuable under the Computer Task Group, Incorporated First Employee Stock Purchase Plan, as amended and restated (the “2001 FESPP”).

•	Registration Statement on Form S-8 (File No. 333-91148), which was filed with the SEC on June 24, 2002, pertaining to the registration of 1,000,000 shares of Common Stock, issuable under the 2000 EAP.

•

Registration Statement on Form S-8 (File No. 333-118314), which was filed with the SEC on August 17, 2004, pertaining to the registration of 1,500,000 shares of Common Stock, issuable under the 2000 EAP.

•	Registration Statement on Form S-8 (File No. 333-143080), which was filed with the SEC on May 18, 2007, pertaining to the registration of 500,000 shares of Common Stock, issuable under the NKEDCP.

•	Registration Statement on Form S-8 (File No. 333-152827), which was filed with the SEC on August 6, 2008, pertaining to the registration of 650,000 shares of Common Stock, issuable under the 2000 EAP.

•

Registration Statement on Form S-8 (File No. 333-167462), which was filed with the SEC on June 11, 2010, pertaining to the registration of 900,000 shares of Common Stock, issuable under the Computer Task Group, Incorporated 2010 Equity Award Plan, as amended and restated (the “2010 EAP”).

•	Registration Statement on Form S-8 (File No. 333-167461), which was filed with the SEC on June 11, 2010, pertaining to the registration of 500,000 shares of Common Stock, issuable under the NKEDCP.

•

Registration Statement on Form S-8 (File No. 333-183206), which was filed with the SEC on August 10, 2012, pertaining to the registration of 250,000 shares of Common Stock, issuable under the 2001 FESPP.

•	Registration Statement on Form S-8 (File No. 333-197925), which was filed with the SEC on August 7, 2014, pertaining to the registration of 400,000 shares of Common Stock, issuable under the 2010 EAP.

•	Registration Statement on Form S-8 (File No. 333-206219), which was filed with the SEC on August 7, 2015, pertaining to the registration of 600,000 shares of Common Stock, issuable under the 2010 EAP.

•

Registration Statement on Form S-8 (File No. 333-219911), which was filed with the SEC on August 11, 2017, pertaining to the registration of 1,850,000 shares of Common Stock, issuable under the 2010 EAP.

•

Registration Statement on Form S-8 (File No. 333-251430), which was filed with the SEC on December 17, 2020, pertaining to the registration of 1,950,000 shares of Common Stock, issuable under the Computer Task Group, Incorporated 2020 Equity Award Plan, as amended and restated.

•

Registration Statement on Form S-8 (File No. 333-264377), which was filed with the SEC on April 19, 2022, pertaining to the registration of 150,000 shares of Common Stock, issuable under the 2001 FESPP.

On August 9, 2023, the Registrant entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cegeka Groep NV, a Belgian limited liability company (“Parent” or “Cegeka”), and Chicago Merger Sub, Inc., a New York corporation and a wholly-owned subsidiary of Cegeka (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub commenced a tender offer (the “Offer”) to acquire all of the outstanding Common Stock, other than any Common Stock held by the Company (or treasury shares), Cegeka, Merger Sub and any other wholly-owned subsidiary of Cegeka, for (i) $10.50 per share, net to the seller in cash (as may be adjusted in accordance with the Merger Agreement, the “Offer Price”), without interest and subject to any withholding of taxes, subject to the conditions of the Merger Agreement. Following the consummation of the Offer, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. On December 13, 2023, 2023 (the “Effective Date”), upon the terms set forth in the Merger Agreement, the Merger became effective.

In connection with the Merger, the Registrant is terminating all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements, and deregistering any of the securities which remain unsold under the Registration Statements as of the Effective Date. In accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities as of the Effective Date.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on December 13, 2023.

COMPUTER TASK GROUP, INCORPORATED

By:	/s/ Peter P. Radetich
Peter P. Radetich
Senior Vice President, General Counsel & Secretary

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933.